Exhibit 10.6
FORM OF INDEMNIFICATION AGREEMENT
(Directors and Officers)
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [  ], by and between CEA Industries Inc., a Nevada corporation (the “Company”), and the undersigned (“Indemnitee”).
WHEREAS, at the request of the Company, Indemnitee serves or has agreed to serve as a director and/or executive officer of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of such service;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the interests of the Company and its stockholders are best served by attracting and retaining experienced and capable persons to serve as directors and officers of the Company, and that it is reasonable, prudent and necessary for the Company to indemnify, and to advance Expenses to, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern regarding personal liability;
WHEREAS, Chapter 78 of the Nevada Revised Statutes (the “NRS”) expressly authorizes the Company to indemnify and advance expenses to its directors and officers, and provides that the indemnification and advancement of expenses permitted thereunder are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, and the Company desires that Indemnitee be indemnified and have Expenses advanced to the fullest extent permitted thereby;
WHEREAS, as an inducement to Indemnitee to serve or to continue to serve as a director and/or executive officer of the Company, the Company has agreed to indemnify and to advance Expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent permitted by law, except as otherwise expressly provided for herein;
WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of Expenses; and
WHEREAS, Indemnitee may have entered into one or more prior indemnification agreements with the Company, and the parties intend that this Agreement supersede and replace any such agreement in its entirety while preserving in full Indemnitee’s rights in respect of all periods of Indemnitee’s service and all acts and omissions occurring, and states of facts existing, at any time on or after the date Indemnitee first began such service.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1. Definitions. For purposes of this Agreement:
(a) “Board” means the Board of Directors of the Company.
(b) “Change of Control” shall mean the occurrence of any of the following events after the Reference Date:
(i) the sale or other disposition of all or substantially all of the Company’s assets; or
(ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) or of record, as a result of a merger, consolidation or otherwise, of securities of the Company representing fifteen percent (15%) or more of the aggregate voting power of the Company’s then-outstanding Common Stock by any “person” (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (i) the Company or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan; or

Exhibit 10.6
(iii) the individuals who were members of the Board as of the Reference Date (the “Incumbent Board”) cease to constitute at least two-thirds (2/3) of the Board; provided, however, that any director appointed by at least two-thirds (2/3) of the then Incumbent Board or nominated by at least two-thirds (2/3) of the Board or the Corporate Governance / Nominating Committee of the Board (a majority of the members of the Corporate Governance / Nominating Committee shall be members of the then Incumbent Board or appointees thereof), other than any director appointed or nominated in connection with, or as a result of, a threatened or actual proxy or control contest, shall be deemed to constitute a member of the Incumbent Board.
(c) “Corporate Status” means the status of a person who is or was a director, trustee, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a director, trustee, officer, partner, manager, managing member, employee, fiduciary or agent of any other Enterprise, in each case including any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Company.
(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(e) “Effective Date” means the date set forth in the first paragraph of this Agreement.
(f) “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, officer, partner, manager, managing member, employee, fiduciary or agent. For purposes of this Agreement, if Indemnitee is serving or has served as a director, officer, employee, fiduciary or agent of any subsidiary or affiliate of the Company, Indemnitee shall be deemed to be doing so at the request of the Company.
(g) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel and lodging expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, e-discovery costs, document hosting costs, fees and expenses of forensic accountants, experts and consultants, public relations and crisis management costs, appeal and supersedeas bonds and premiums, bail bonds, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, or otherwise participating in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, and Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, under any other agreement, under any provision of the Charter or Bylaws, under any directors’ and officers’ liability insurance policy, or under applicable law.
(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change of Control has not occurred, Independent Counsel shall be selected by the Board with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee. The Company shall pay the reasonable fees and expenses of Independent Counsel and indemnify Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or Independent Counsel’s engagement hereunder.
(i) “Other Indemnitors” means any person or entity, other than the Company or an Enterprise, that has agreed to, or is otherwise obligated to, indemnify Indemnitee or advance expenses to Indemnitee in respect of Indemnitee’s Corporate Status, including any stockholder of the Company, or any affiliate of such stockholder, with

Exhibit 10.6
which Indemnitee is affiliated or by which Indemnitee was designated, nominated or appointed to serve as a director or officer of the Company.
(j) “Prior Agreement” means any indemnification agreement between the Company and Indemnitee that was in effect at any time prior to the Effective Date.
(k) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, legislative or investigative (including on appeal), and whether formal or informal, except one initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.
(l) “Reference Date” means the date set forth on the signature page hereto or, if no such date is set forth, the Service Commencement Date.
(m) “Service Commencement Date” means the date on which Indemnitee first began to serve in any capacity giving rise to Corporate Status, as set forth on the signature page hereto or, if not so set forth, as reflected in the records of the Company.
(n) “Side A DIC Policy” shall mean a dedicated directors’ and officers’ liability insurance policy, including a difference-in-conditions policy, that indemnifies the individual director or officer for non-indemnifiable losses and for which the Company has no right of reimbursement or subrogation.
(o) “Side A Non-Indemnifiable Loss Policies” shall mean insurance policies that indemnify the Indemnitee directly for losses for which the Company is not permitted or is not able to provide indemnification.
Section 2. Services by Indemnitee. Indemnitee will serve as a director and/or executive officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
Section 3. Indemnification — General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Nevada law in effect on the date hereof and as amended from time to time; provided, however, that no change in Nevada law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Nevada law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Chapter 78 of the NRS.
Section 4. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to or a witness or other participant in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, unless it is established by way of a final adjudication from which there is no further right of appeal that (i) the act or omission of Indemnitee constituted a breach of Indemnitee’s fiduciary duties as a director or officer of the Company and such breach involved intentional misconduct, fraud or a knowing violation of law, (ii) Indemnitee actually received an improper personal benefit in money, property or services to which Indemnitee was not legally entitled, or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
Section 5. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to or a witness or other participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 5, Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding unless it is established by way of a final adjudication from which there is no further right of appeal that the act or omission of Indemnitee

Exhibit 10.6
constituted a breach of Indemnitee’s fiduciary duties as a director or officer of the Company and such breach involved intentional misconduct, fraud or a knowing violation of law.
Section 6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:
(a) if it determines Indemnitee is entitled to reimbursement under Chapter 78 of the NRS, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or
(b) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Chapter 78 of the NRS or (ii) has been adjudged liable for receipt of an improper personal benefit under Chapter 78 of the NRS, the court may order such indemnification as the court shall deem proper.
Section 7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 8. Advance of Expenses. The Company shall advance all reasonable Expenses to the fullest extent permitted by law incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness or other participant, within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established by way of a final adjudication from which there is no further right of appeal that the standard of conduct has not been met and which have not been successfully resolved as described in Section 7. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Indemnitee shall not be required to reimburse the Company for any advanced Expenses until a final adjudication from which there is no further right of appeal is made with respect thereto, and Indemnitee’s entitlement to advancement of Expenses shall not be conditioned on any determination of entitlement to indemnification under Section 9.
Section 9. Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section

Exhibit 10.6
9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.
Section 10. Presumptions and Effect of Certain Proceedings. (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making of any determination contrary to that presumption. (b) The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification. (c) Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Company or any Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. (d) For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any Enterprise in the course of their duties, or on the advice of legal counsel for the Company or any Enterprise, or on information or records given or reports made to the Company or any Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant or other expert selected by or on behalf of the Company or any Enterprise. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct. (e) If the person, persons or entity empowered or selected under Section 9 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company of the request therefor, the requisite determination shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
Section 11. Remedies of Indemnitee. (a) If (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 30 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Nevada, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. (b) In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be, and the Company may not refer to or

Exhibit 10.6
introduce into evidence any determination pursuant to Section 9(b) of this Agreement adverse to Indemnitee for any purpose. Any such judicial proceeding or arbitration shall be conducted in all respects as a de novo trial, or arbitration, on the merits. (c) If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification. (d) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
Section 12. Defense of the Underlying Proceeding. (a) Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced. (b) Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 12(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) imposes any non-monetary obligations or any sanction against the Indemnitee, or (iii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11 above or Section 20 below. (c) Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) a conflict of interest exists or is reasonably likely to exist, (ii) there are multiple defendants who have or may have differing defenses, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company, provided that such counsel’s rates are reasonable. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company (subject to Section 11(d)), to represent Indemnitee in connection with any such matter.
Section 13. Non-Exclusivity; Survival of Rights; Primacy of Indemnification; Subrogation; Insurance.
(a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation of the Company (as amended from time to time, the “Charter”) or the bylaws of the Company (as amended from time to time, the “Bylaws”), any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof, nor any amendment, alteration or repeal of the Charter or Bylaws, shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal, and any such amendment, alteration or

Exhibit 10.6
repeal shall not apply to or have any effect on Indemnitee’s rights hereunder without Indemnitee’s explicit written consent.
(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more Other Indemnitors. The Company agrees that, as between the Company and the Other Indemnitors, the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee under this Agreement are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all such expenses and liabilities, without regard to any rights Indemnitee may have against the Other Indemnitors. The Company irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof, and shall not be entitled to contribution or subrogation from or against any Side A DIC Policy. No advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Other Indemnitors are express third-party beneficiaries of the terms of this Section 13(b).
Section 14. Insurance. The Company shall use its reasonable best efforts to acquire and maintain in effect, during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, with Side A coverage for non-indemnifiable loss with reputable insurers, whether under a Side A DIC Policy or under one or more Side A layers of the Company’s directors’ and officers’ liability insurance program, providing for at least $10,000,000 in the aggregate. The Company shall, upon a Change of Control, purchase a runoff “tail” policy for a period of not less than six (6) years covering acts or omissions occurring prior thereto, on terms with respect to coverage and amount no less favorable in the aggregate than those of the policies then in effect. Upon the Indemnitee’s departure from the Company, the Company shall maintain coverage for Indemnitee in respect of acts or omissions occurring during Indemnitee’s service on the same terms as coverage is maintained for the Company’s then-serving directors and officers. The failure to use such reasonable best efforts shall be deemed a material breach of this Agreement. The erosion or exhaustion of aggregate limits by payment of loss or defense costs shall not constitute a failure to maintain coverage for purposes of this Section 14. Upon request, the Company shall provide Indemnitee with copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall promptly notify Indemnitee of any material change in, cancellation of or lapse in such coverage. Upon receipt of notice of a Proceeding, the Company shall give prompt notice thereof to the insurers in accordance with the procedures set forth in the applicable policies and shall thereafter take all necessary action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in this Section 14.
Section 15. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in, or is otherwise asked to participate in, any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, Indemnitee shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
Section 16. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of judgments, penalties, fines, amounts paid in settlement and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events or transactions giving rise to such Proceeding, and (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and

Exhibit 10.6
Indemnitee in connection with such events or transactions. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by any other director, officer, employee or agent of the Company who may be jointly liable with Indemnitee.
Section 17. Prior Agreements; Continuity of Coverage. (a) This Agreement supersedes and replaces in its entirety any Prior Agreement, and from and after the Effective Date no Prior Agreement shall be of any further force or effect. (b) The rights of Indemnitee under this Agreement shall apply to, and Indemnitee shall be indemnified and have Expenses advanced under this Agreement in respect of, any Proceeding relating to or arising out of any act or omission occurring, or any state of facts existing, at any time on or after the Service Commencement Date, whether or not such act or omission occurred or such state of facts existed prior to the Effective Date, whether or not any Prior Agreement was then in effect, and whether or not Indemnitee holds Corporate Status at the time indemnification or advancement of Expenses is sought. This Agreement shall apply to any Proceeding pending or threatened as of the Effective Date. (c) Notwithstanding Section 17(a), the supersession of any Prior Agreement shall not be construed to limit, restrict or otherwise adversely affect any right of Indemnitee under this Agreement in respect of any act or omission occurring, or any state of facts existing, prior to the Effective Date, all of which are within the scope of this Agreement pursuant to Section 17(b). (d) The parties intend that there be no lapse, gap or reduction in Indemnitee’s rights to indemnification, advancement of Expenses or insurance as a result of the execution and delivery of this Agreement, and this Agreement shall be construed accordingly.
Section 18. Duration of Agreement; Binding Effect. (a) This Agreement shall continue indefinitely for the longest period permitted by law; provided, that the rights of Indemnitee hereunder shall continue until the final resolution of any Proceeding commenced or threatened during or after Indemnitee’s service in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto. (b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to have Corporate Status, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. (c) The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
Section 19. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 20. Exception to Right of Indemnification or Advance of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification or advancement of Expenses under this Agreement or otherwise, (b) the Company’s Bylaws, the Charter, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise, or (c) Indemnitee is making a counterclaim, cross-claim or affirmative claim or defense that is reasonably related to a defense strategy, provided that Indemnitee gives the Board notice of such claim, or (d) the Board authorized the Proceeding (or any part thereof) prior to its initiation.

Exhibit 10.6
Section 21. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement. Electronic signatures or signatures contained in a portable document format (PDF) of this Agreement shall be deemed an original signature.
Section 22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 23. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 24. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (iii) sent by a nationally recognized overnight courier, on the next business day after the date on which it is so sent:
(a) If to Indemnitee, to: The address set forth on the signature page hereto.
(b) If to the Company, to:
CEA Industries Inc.
385 S Pierce Ave, Suite C
Louisville, Colorado 80027
Attention: General Counsel
or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
Section 25. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada applicable to contracts formed and to be performed entirely within the State of Nevada, without regard to its conflicts of laws rules, to the extent such rules would require or permit the application of the laws of another jurisdiction.
Section 26. Interpretation. For purposes of this Agreement, references to the masculine, feminine or neuter gender shall include each other gender, references to the singular shall include the plural and vice versa, and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to any statute or rule shall be deemed to refer to such statute or rule as amended from time to time and to any successor thereto. This Agreement shall be construed liberally in favor of Indemnitee to the fullest extent permitted by law, and any ambiguity shall be resolved in favor of indemnification and advancement of Expenses.
[SIGNATURE PAGE FOLLOWS]

Exhibit 10.6
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CEA INDUSTRIES INC.
By:  _________________________________
Name:
Title:
INDEMNITEE
By:  _________________________________
Name:
Title:

Exhibit 10.6
EXHIBIT A
FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED
To: The Board of Directors of CEA Industries Inc.
Re: Undertaking to Repay Expenses Advanced
Ladies and Gentlemen:
This undertaking is being provided pursuant to that certain Indemnification Agreement (the “Indemnification Agreement”) dated ___ day of _______________, 202__, by and between CEA Industries Inc. (the “Company”) and the undersigned Indemnitee (“Indemnitee”), pursuant to which I am entitled to advance of expenses in connection with [Description of Proceeding] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as a director and/or officer of the Company, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established, by way of a final adjudication from which there is no further right of appeal, that (1) an act or omission by me constituted a breach of my fiduciary duties as a director or officer of the Company and such breach involved intentional misconduct, fraud or a knowing violation of law or (2) I actually received an improper personal benefit in money, property or services to which I was not legally entitled or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 7 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.
IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ____________, 202__.

INDEMNITEE
By:  _________________________________
Name: _________________________________
Title: _________________________________